EXHIBIT 10.8

INTERIM SUBORDINATED NOTE

THIS SUBORDINATED SECURED PROMISSORY NOTE AND THE CLASS A OR B UNITS ISSUABLE UPON ANY CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS.  THIS SUBORDINATED SECURED PROMISSORY NOTE MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY WHOSE AUTHORIZED OFFICER HAS SIGNED THIS NOTE BELOW.

ALL RIGHTS OF THE HOLDER HEREOF INCLUDING BUT NOT LIMITED TO THE PAYMENT OF INTEREST, THE PAYMENT OF PRINCIPAL ON THE MATURITY DATE AND THE PREPAYMENT OF PRINCIPAL SHALL IN ALL RESPECTS AND FOR ALL PURPOSES BE SUBORDINATE TO THE SENIOR DEBT IN ACCORDANCE WITH AND SUBJECT TO THE TERMS AND CONDITIONS OF THE INTERIM SUBORDINATED DEBT SUBORDINATION AGREEMENT BY AND AMONG AGSTAR FINANCIAL SERVICES, PCA, THE ORIGINAL HOLDER HEREOF, AND THE OTHER INITIAL SUB-DEBT HOLDERS DATED MAY 17, 2013 (THE “INTERIM SUBORDINATION AGREEMENT).

No.	Principal Amount $
May 17, 2013

7.25% SUBORDINATED SECURED NOTES DUE 2018

Heron Lake BioEnergy, LLC, a Minnesota limited liability company, promises to pay to                                          or its registered assigns, the principal sum of                                        and no/100ths Dollars ($                    .00) on October 1, 2018.

Interest Payment Dates: April 1 and October 1
Record Dates: March 15 and September 15

Additional provisions of this Note are set forth on the other side of this Note.

HERON LAKE BIOENERGY, LLC

By:
Name:
Title:

REVERSE SIDE OF INTERIM SUBORDINATED NOTES

HERON LAKE BIOENERGY, LLC

7.25% SUBORDINATED SECURED NOTES DUE 2018

I.                                        Interest

Heron Lake BioEnergy, LLC, a Minnesota limited liability company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Interim Subordinated Note at the rate per annum shown above.

The Company will pay interest semiannually on April 1 and October 1 of each year commencing April 1, 2014. Interest on the Interim Subordinated Notes will accrue from the most recent date to which interest has been paid on the Interim Subordinated Notes or, if no interest has been paid, from May 17, 2013.  Interest will be computed on the basis of a 365-day year.

II.                                   Method of Payment

By no later than 10:00 a.m. (St. Paul, Minnesota time) on the date on which any principal of, premium, if any, or interest on any Interim Subordinated Note is due and payable, the Company shall irrevocably deposit with the Collateral Agent or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest (including Special Interest). The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Interim Subordinated Notes at the close of business on the March 15 or September 15 next preceding the interest payment date even if Interim Subordinated Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Interim Subordinated Notes to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of an Interim Subordinated Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof.

III.                              Paying Agent and Registrar

The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

IV.                               Subordinated Loan Agreements

The Company issued the Interim Subordinated Notes under the Subscription and the Subordinated Loan Agreements dated as of May 17, 2013 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Subordinated Loan

Agreements”) in aggregate borrowed amounts of $1,407,000.00, among the Company and the original Holders of the Interim Subordinated Notes. The terms of the Interim Subordinated Notes include those stated in the Subordinated Loan Agreements. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Subordinated Loan Agreements or the Indenture to be entered into in connection with the Member Capital Raise. The Interim Subordinated Notes are subject to all terms and provisions of the Subordinated Loan Agreements, and Holders are referred to the Subordinated Loan Agreements for a statement of certain of those terms.

The Interim Subordinated Notes are secured subordinated obligations of the Company. The aggregate principal amount of Interim Subordinated Notes that may be authenticated and delivered under the Subordinate Loan Agreements is limited to $1,407,000.00. This Interim Subordinated Note is one of the 7.25% Subordinated Secured Notes due 2018 referred to in the Subordinated Loan Agreements.

All references to “Indenture” herein refer to the Indenture to be entered into between the Indenture Trustee and the Company in connection with the Member Capital Raise, for the equal and ratable benefit of the Holders of the Company’s 7.25% Subordinated Secured Notes due 2018 issued on an Issue Date in accordance with the terms of the Indenture, which Notes shall include Notes issued to the Holder hereof in consideration of the exchange and surrender of this Interim Subordinated Note as further provided in Article XV hereof.

V.                                    Optional Redemption

At any time prior to October 1, 2018 the Company may redeem all of the Interim Subordinated Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of Interim Subordinated Notes redeemed as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of holders of Interim Subordinated Notes on the relevant record date to receive interest due on the relevant interest payment date, and further subject to the conversion rights of holders of Interim Subordinated Notes as provided in the Subordinated Loan Agreements.

VI.                               Denominations; Transfer; Exchange

The Interim Subordinated Notes are in registered form without coupons in denominations of principal amount of $15,000 and whole multiples of $1,500 in excess thereof. A Holder may transfer or exchange Interim Subordinated Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Interim Subordinated Note for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Interim Subordinated Notes and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

VII.                          Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

VIII.                     Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years after such principal, premium, if any, or interest has become due and payable, the Collateral Agent or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company for payment as general creditors unless an abandoned property law designates another person and not to the Collateral Agent for payment.

IX.                              Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Interim Subordinated Notes, the Indenture, the Collateral Documents and the Indenture Intercreditor Agreement if the Company deposits with the Collateral Agent money or Government Securities for the payment of principal, premium, if any, and interest on the Interim Subordinated Notes to redemption or maturity, as the case may be.

X.                                   Amendment, Supplement, Waiver

The Interim Subordinated Notes, the Collateral Documents (as defined in the Collateral Agreement) or the Interim Subordination Agreement may be amended or supplemented by the Company and the Collateral Agent with the consent of the Holders of 75% or more in aggregate principal amount of the Interim Subordinated Notes or noncompliance with any provision may be waived with the consent of the Holders of 75% or more in aggregate principal amount of the Interim Subordinated Notes. Without the consent of any Holder, the Company and the Collateral Agent may amend or supplement the Collateral Documents or the Interim Subordination Agreement (1) to cure any ambiguity, defect or inconsistency; (2) to make any change that would provide any additional rights or benefits to the Holders of Interim Subordinated Notes or that does not adversely affect the legal rights hereunder or under the Interim Subordinated Notes, the Collateral Documents and the Interim Subordination Agreement of any such Holder; (3) to add additional Collateral to secure the Interim Subordinated Notes; or (4) to release Liens in favor of the Collateral Agent in the Collateral as provided in Collateral Agreement.

XI.                              Defaults and Remedies

Each of the following is an “Event of Default”:

(1)           default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Interim Subordinated Notes;

(2)           failure by the Company for 60 days after notice to the Company by the trustee or the holders of at least 75% in aggregate principal amount of the Interim Subordinated Notes then outstanding voting as a single class to comply with any of the other agreements in the Subordinated Loan Agreements, the Interim Subordinated Notes, the Collateral Documents or the Interim Subordination Agreement;

(3)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company), whether such Indebtedness or guarantee now exists, or is created after the date of the Subordinated Loan Agreements, if that default:

(a)           is caused by a failure to pay any such Indebtedness at its stated final maturity (a “Payment Default”); or

(b)           results in the acceleration of such Indebtedness prior to its stated final maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15 million or more;

(4)           failure by the Company to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $2 million (net of any amount covered by insurance issued by a national insurance company that has not contested coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

(5)           certain events of bankruptcy, insolvency or reorganization described in the Amended Senior Loan Agreement with respect to the Company; and

(6)           with respect to any Collateral having a fair market value in excess of $5 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Documents, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of the Subordinated Loan Agreements and other than the satisfaction in full of all obligations under the Subordinated Loan Agreements if such Default continues for 60 days, (B) the declaration that the security interest with respect to such Collateral created under the Collateral Documents or under the Subordinated Loan Agreements is invalid or unenforceable, if such Default continues for 60 days or (C) the assertion by the Company, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

If an Event of Default (other than an Event of Default described in clause (5) above) occurs and is continuing, the Collateral Agent by notice to the Company, or the Holders of at least 75% in aggregate principal amount of the outstanding Interim Subordinated Notes by notice to the Company and the Collateral Agent, may, and the Collateral Agent at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest (including Special Interest), if any, on all the Interim Subordinated Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately.

In the case of an Event of Default specified in clause (5) above, with respect to the Company all outstanding Interim Subordinated Notes will become due and payable immediately without further action or notice.

The Holders of 75% in aggregate principal amount of the outstanding Interim Subordinated Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Collateral Agent or of exercising any trust or power conferred on the Collateral Agent.

The Collateral Agent may withhold from holders of the Interim Subordinated Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or premium or Special Interest, if any.

Subject to the provisions of the Subordinated Loan Agreements relating to the duties of the Collateral Agent, in case an Event of Default occurs and is continuing, the Collateral Agent will be under no obligation to exercise any of the rights or powers under the Subordinated Loan Agreements, the Interim Subordinated Notes, the Collateral Documents and the Interim Subordination Agreement at the request or direction of any holders of Interim Subordinated Notes unless such holders have offered to the Collateral Agent or the Collateral Agent reasonable indemnity or security against any loss, liability or expense.

XII.                         [reserved]

XIII.                    No Recourse Against Others

An incorporator, director, officer, employee or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Interim Subordinated Notes, the Subordinated Loan Agreements, the Collateral Documents or the Interim Subordination Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting an Interim Subordinated Note, each Holder waives and releases all such liability. The waiver and release are a part of the consideration for the issuance of the Interim Subordinated Notes.

XIV.                     Conversion

Each Holder has the right at the Holder’s option to irrevocably convert all of such Holder’s Interim Subordinated Notes into Class A Units subject to satisfaction of the conditions set forth in Section 10 of the Subscription and Subordinated Loan Agreement;  provided however, if the number of Class A Units exceeds the authorized Class A Units, the Company shall issue Class B Units in lieu of Class A Units.

XV.                          Surrender of Interim Subordinated Notes and Exchange for Indenture Notes

Each Holder acknowledges that the Interim Subordinated Notes must be surrendered and exchanged for Notes issued under, in accordance with and subject to the Indenture on the First Issue Date, as further provided in Section 10.h. of the Subordinated Loan Agreements.

XVI.                     Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (— joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

XVII.                Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

XVIII.           USA Patriot Act

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Collateral Agent is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The parties to the Subordinated Loan Agreements agree that they will provide the Collateral Agent with such information as it may request in order for the Collateral Agent to satisfy the requirements of the U.S.A. PATRIOT Act.

****************************************************